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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


North Atlantic Acquisition Corp.

New York, New York


    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 12, 1996, relating to the financial statements of North Atlantic Acquisition Corp., which is contained in that Prospectus.


    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP


New York, New York
May 12, 1997